Exhibit 23.3



                              Erwin & Thompson LLP
                         A Limited Liability Partnership
                       Including Professional Corporations


ONE EAST LIBERTY, SUITE 424                           TELEPHONE:  (775) 786-9494
POST OFFICE BOX 40817                                FACSIMILE:   (775) 786-1180
RENO, NEVADA 89504                                    E-MAIL:  erwin@renolaw.com
                                                           URL:  www.renolaw.com
THOMAS P. ERWIN
FRANK W. THOMPSON

                                  July 20, 2005

United States Securities and
Exchange Commission
450 Fifth Ave. N.W.
Washington DC  20549

         Re:      Registration Statement on Form SB-2
                  Razor Resources, Inc., a Nevada corporation

Ladies and Gentlemen:

         We consent to the filing of our opinion of even date with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement on Form SB-2 filed by Razor Resources, Inc. and the inclusion in the Registration Statement of our firm's name as Nevada counsel for Razor Resources, Inc.

                                                     Very truly yours,

                                                     /s/ Erwin & Thompson LLP